NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-18
                                  POOL PROFILE


                                                          Bid                          Tolerance
                                                          ---                          ---------
AGGREGATE PRINCIPAL BALANCE                            $325,000,000                       (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                                  1-Jul-98
INTEREST RATE RANGE                                   6.00% - 8.375%
GROSS WAC                                                      6.90%                    (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                                  25 bps
MASTER SERVICING FEE                                         1.7 bps
WAM (in months)                                                  358                    (+/- 2 month)

WALTV                                                            79%                    (maximum 82%)

CALIFORNIA %                                                     20%                    (maximum 23%)
SINGLE LARGEST ZIP CODE CONCENTRATION                             2%                    (maximum  4%)

AVERAGE LOAN BALANCE                                        $325,487               (maximum $335,000)
LARGEST INDIVIDUAL LOAN BALANCE                           $1,426,286             (maximum $1,500,000)

CASH-OUT REFINANCE %                                              0%                    (maximum  3%)

PRIMARY RESIDENCE %                                             100%                    (minimum 97%)

SINGLE-FAMILY DETACHED %                                         96%                    (minimum 93%)

FULL DOCUMENTATION %                                             40%                    (minimum 37%)

UNINSURED GREATER THAN 80% LTV %                                 17%                    (maximum 20%)

TEMPORARY BUYDOWNS                                                0%                    (maximum  2%)

WEIGHTED AVG FICO SCORE                                          732                   (minimum  727)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-18
                               PRICING INFORMATION



RATING AGENCIES                             TBD by Norwest

PASS THRU RATE                                   6.25%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS             0.11%

PRICING DATE                                    24-Jun-98

FINAL STRUCTURE DUE DATE                        10-Jul-98          9:00 AM

SETTLEMENT DATE                                 30-Jul-98

ASSUMED SUB LEVELS                                 AAA             3.200%
                                                    AA             2.000%
                                                     A             0.850%
                                                   BBB             0.550%
                                                    BB             0.250%
                                                     B             0.150%




NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-18. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



      NASCOR CONTACTS              Brad Davis (301) 846-8009
                                   Lori Fountain (301) 846-8185